Form of Servicing Agreement For HELOC Transactions

[________________],

as Servicer

[________________],

as Seller

and

[________________],

as Master Servicer

_____________________________

Thornburg Mortgage Securities Corporation

[Name of Series]

SERVICING AGREEMENT

Dated as of [________] [__], 20[__]

_____________________________

ii

Exhibit D-1 1

EXHIBIT A	Revolving Credit Loan Schedule
EXHIBIT B	Custodial Account Certification
EXHIBIT C	Escrow Account Certification
EXHIBIT D-1	Master Servicer Data Field Requirements (Standard Layout)
EXHIBIT D-2	Master Servicer Default File Format
EXHIBIT E	Form of Certification to be Provided to the Depositor, the Master Servicer and the Indenture Trustee by the Servicer

iii

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this “Agreement”), entered into as of the [__] day of [________], 20[__], by and among [____________], a [____________] (“[____________]” or the “Seller”), [____________], a [____________] (the “Servicer”), and [____________], as Master Servicer under the Sale and Servicing Agreement (as defined herein), recites and provides as follows:

RECITALS

[ADD ANY NECESSARY RECITALS]

WHEREAS, the Seller has conveyed certain revolving home equity line of credit mortgage loans identified on Exhibit A hereto (the Revolving Credit Loans”) on a servicing-retained basis to Thornburg Mortgage Securities Corporation, a Delaware corporation (the “Depositor”), pursuant to a revolving credit loan purchase agreement, which in turn has conveyed the Revolving Credit Loans to [______________] (the “Trust”), which was created pursuant to the Trust Agreement (as defined herein), pursuant to the terms of the Sale and Servicing Agreement (as defined herein).

WHEREAS, from time to time certain other revolving home equity line of credit mortgage loans conveyed by the Depositor to the Trust under the Sale and Servicing Agreement on the Closing Date and serviced by other servicers may subsequent to the Closing Date be transferred to the Servicer for servicing under this Agreement and Exhibit A hereto will be amended to include such revolving credit loans which will then be “Revolving Credit Loans” under this Agreement.

WHEREAS, the Seller desires that the Servicer service the Revolving Credit Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein.

WHEREAS, the Master Servicer shall be obligated under the Sale and Servicing Agreement, among other things, to supervise the servicing of the Revolving Credit Loans on behalf of the Indenture Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding the Seller’s rights and obligations as owner of the servicing rights relating to the Revolving Credit Loans) to the Depositor and the Depositor will assign all of its rights (but not the obligations, except as set forth in the Sale and Servicing Agreement) hereunder to the Trust pursuant to the Sale and Servicing Agreement, and that each reference herein (other than with respect to the Seller’s ownership of the servicing rights) to the Seller is intended, unless otherwise specified, to mean the Seller or the Trust, as assignee, whichever is the owner of the Revolving Credit Loans from time to time.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Servicer and the Master Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows (except as otherwise agreed in writing by the parties):

Accepted Servicing Practices: With respect to any Revolving Credit Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Revolving Credit Loan in the jurisdiction where the related Revolving Credit Loan is located.

Adjustable Rate Mortgage Loan: A Revolving Credit Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the related Mortgage Note.

Aggregate Loan Balance: At any date of determination, the outstanding principal balance of the Revolving Credit Loans serviced hereunder.

Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income: All income derived from the Revolving Credit Loans, other than Servicing Fees and Prepayment Penalty Amounts, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Revolving Credit Loan to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Revolving Credit Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

Best Efforts: Efforts determined to be reasonably diligent by the Seller or the Servicer, as the case may be, in its sole discretion. Such efforts do not require the Seller or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Seller or the Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in [__________],[__________],[__________], New York, New York or, if other than New York, the city in which the corporate trust office of the Indenture Trustee is located.

Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

Closing Date: [________] [__], 20[__].

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Revolving Credit Loan documents.

Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

Credit Advance Rate:  The related per annum interest rate set forth in the related Mortgage Note with respect to any Revolving Credit Loan.

Credit Line: With respect to a Revolving Credit Loan, the maximum principal amount which may be advanced to a Mortgagor under the terms of the related Mortgage Note.

Credit Line Advance: With respect to a Revolving Credit Loan, a principal disbursement to a Mortgagor under the terms of the related Mortgage Note (collectively, “Credit Line Advances”).

Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

Custodian: Each of [___________],[___________] and [___________] and their respective successors.

Depositor: Thornburg Mortgage Securities Corporation or any successor in interest.

Determination Date: With respect to each Remittance Date, the [___] day of the month in which such Remittance Date occurs, or, if such [___] day is not a Business Day, the next succeeding Business Day.

Due Date: The day of the month on which the Monthly Payment is due on a Revolving Credit Loan, exclusive of any days of grace. With respect to the Revolving Credit Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Revolving Credit Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

(i) an institution whose:

(A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

(B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)  direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)  federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)  repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)  securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Securities Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)  a Qualified GIC;

(vii)  certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)  any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by any Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Indenture Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Indenture Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Indenture Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the Fannie Mae Guides.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

Escrow Payments: With respect to any Revolving Credit Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any event set forth in Section 8.01.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the Fannie Mae Guides.

Freddie Mac: Freddie Mac or any successor thereto.

Ginnie Mae: The Government National Mortgage Association or any successor thereto.

Indenture: The indenture dated as of [________] [__], 20[__], between the Trust and the Indenture Trustee.

Indenture Trustee: [_________] or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Indenture, then such successor indenture trustee or such co-indenture trustee, as the case may be.

Insurance Proceeds: With respect to each Revolving Credit Loan, proceeds of insurance policies insuring the Revolving Credit Loan or the related Mortgaged Property including proceeds of any hazard or flood insurance policy.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Revolving Credit Loan, whether through the sale or assignment of such Revolving Credit Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Revolving Credit Loan.

Master Servicer: [________________], or any successor in interest, or if any successor master servicer shall be appointed as provided in the Sale and Servicing Agreement, then such successor master servicer.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Revolving Credit Loan: Any Revolving Credit Loan that has been designated by the Servicer as recordable in the name of MERS.

MERS Revolving Credit Loan: Any Revolving Credit Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

Monthly Advance: With respect to each Remittance Date and each Revolving Credit Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Revolving Credit Loan Remittance Rate) that was due on the Revolving Credit Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Revolving Credit Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Revolving Credit Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Monthly Payment: The scheduled monthly payment of principal and interest on a Revolving Credit Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Non-MERS Eligible Revolving Credit Loan: Any Revolving Credit Loan other than a MERS Eligible Revolving Credit Loan.

Non-MERS Revolving Credit Loan: Any Revolving Credit Loan other than a MERS Revolving Credit Loan.

Notes: The notes issued pursuant to the Indenture.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, but which must be independent outside counsel with respect to any such opinion of counsel concerning (i) the non-recordation of Revolving Credit Loans pursuant to Section 2.02 hereof and (ii) federal income tax matters.

Owner Trustee: [_________] or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor owner trustee or such co-owner trustee, as the case may be.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

[Prepayment Interest Excess Amount: With respect to any Principal Prepayment in full which is applied to the related Revolving Credit Loan from the first day of the month of any Remittance Date through the sixteenth day of the month of such Remittance Date, all amounts paid in respect of interest on such Principal Prepayment in full. A Prepayment Interest Excess Amount cannot result from a Principal Prepayment in part, but only from a Principal Prepayment in full.]

[Prepayment Interest Shortfall Amount: With respect to any Remittance Date and any Principal Prepayment in full which is applied to the related Revolving Credit Loan from the seventeenth day of the month immediately preceding the month of such Remittance Date through the last day of the month immediately preceding the month of such Remittance Date, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in full from the date on which such Principal Prepayment was applied to such Revolving Credit Loan until the last day of the month immediately preceding the month of such Remittance Date, inclusive. With respect to any Remittance Date and any Principal Prepayment in part which is applied to the related Revolving Credit Loan during the related Prepayment Period, the amount of interest that would have accrued on the amount of such Principal Prepayment in part from the date on which such Principal Prepayment in part was applied to such Revolving Credit Loan until the end of the Prepayment Period, inclusive.]

Prepayment Penalty Amount: With respect to any Remittance Date, all prepayment penalties, penalty or yield maintenance premiums or charges paid by the obligors under the Mortgage Notes due to Principal Prepayments collected by the Servicer during the immediately preceding Prepayment Period.

Prepayment Penalty Schedule: A data field in the Revolving Credit Loan Schedule attached hereto as Exhibit A which sets forth the amount or method of calculation of the Prepayment Penalty Amount and the term during which such Prepayment Penalty Amount is imposed with respect to a Revolving Credit Loan.

[Prepayment Period: With respect to any Remittance Date and a Principal Prepayment in full, the period from the seventeenth day of the month immediately preceding the month of such Remittance Date to the sixteenth day of the month of such Remittance Date. With respect to any Remittance Date and any Principal Prepayment in part, the calendar month immediately preceding the month of such Remittance Date.]

Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

Principal Prepayment: Any payment or other recovery of principal on a Revolving Credit Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Prior Servicer: Any prior servicer (other than the Servicer) of any of the Revolving Credit Loans.

Rating Agency: Each of [_______], [_______] and [_______].

[REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.]

Remittance Date: The [___] day (or if such [___] day is not a Business Day, the first Business Day immediately following) of any month.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.16.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or by deed in lieu of foreclosure, pursuant to Section 3.16.

Retained Interest: The meaning set forth in the Sale and Servicing Agreement.

Retained Interest Holder: The meaning set forth in the Sale and Servicing Agreement.

Revolving Credit Loan Remittance Rate: With respect to each Revolving Credit Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

Revolving Credit Loan Schedule: A schedule of the Revolving Credit Loans setting forth information with respect to such Revolving Credit Loans (including any MERS identification number (if available) with respect to each MERS Revolving Credit Loan or MERS Eligible Revolving Credit Loan and a Prepayment Penalty Schedule), attached hereto as Exhibit A, which may be amended from time to time to include additional mortgage loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer.

Revolving Credit Loan: An individual Revolving Credit Loan that is the subject of this Agreement, each Revolving Credit Loan subject to this Agreement being identified on the Revolving Credit Loan Schedule, which Revolving Credit Loan includes without limitation the Revolving Credit Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Revolving Credit Loan.

Sale and Servicing Agreement: The sale and servicing agreement dated as of [________] [__], 20[__], among Indenture Trustee, the Master Servicer and the Depositor.

Seller: [____________] or its successors in interest and assigns.

Servicer: [______________] or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, inspection, restoration and protection of the Mortgaged Property, (ii) any enforcement or administrative or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage, (v) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (vi) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides.

Servicing Fee: An amount equal to (a) one-twelfth the product of (i) a rate per annum equal to [___]% and (ii) the outstanding principal balance of such Revolving Credit Loan and (b) any Prepayment Interest Excess Amount. The obligation of the Indenture Trustee to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

Servicing File: The items pertaining to a particular Revolving Credit Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Revolving Credit Loan, which are held in trust for the Indenture Trustee by the Servicer.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Revolving Credit Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer or the Seller upon request, as such list may from time to time be amended.

Servicing Transfer: Any transfer of the servicing by a Prior Servicer of Revolving Credit Loans to the Servicer under this Agreement.

Servicing Transfer Date: The date on which a Servicing Transfer occurs.

Specially Serviced Revolving Credit Loan: A Revolving Credit Loan as to which a Servicing Event [(as defined in the Sale and Servicing Agreement)] has occurred and is continuing.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor in interest.

Trust Agreement: The Trust Agreement dated as of [________] [__], 20[__], between the Indenture Trustee and the Owner Trustee.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Sale and Servicing Agreement.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
RESPONSIBILITIES

Section 2.01  Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Revolving Credit Loans. On or before the Closing Date or Servicing Transfer Date, as applicable, the Seller shall cause to be delivered the Servicing Files with respect to the Revolving Credit Loans listed on the Revolving Credit Loan Schedule to the Servicer. Each Servicing File delivered to a Servicer shall be held in trust by such Servicer for the benefit of the Trust; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer’s possession of any portion of the Revolving Credit Loan documents shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the related Revolving Credit Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trust and the ownership of all records and documents with respect to the related Revolving Credit Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trust and shall be retained and maintained, in trust, by the Servicer at the will of the Indenture Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Revolving Credit Loan by the Trust. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02  Books and Records.

(a)  Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Revolving Credit Loan is delivered pursuant to Section [___] of the Sale and Servicing Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Revolving Credit Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded and, with the cooperation of the Indenture Trustee, shall take such actions as are necessary to cause the Trust to be clearly identified as the owner of each MERS Revolving Credit Loan and each MERS Eligible Revolving Credit Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(b)  Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trust shall be recorded as to each Non-MERS Revolving Credit Loan unless instructions to the contrary are delivered to the Servicer, in writing, by the Seller. Subject to the preceding sentence, as soon as practicable after the Closing Date or Servicing Transfer Date, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Revolving Credit Loans are recorded each Assignment of Mortgage.

(c)  Additionally, the Servicer shall prepare and execute, at the direction of the Indenture Trustee, any note endorsements relating to any of the Non-MERS Revolving Credit Loans.

(d)  All rights arising out of the Revolving Credit Loans shall be vested in the Trust, subject to the Servicer’s right to service and administer the Revolving Credit Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Revolving Credit Loan, other than the Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to any and all servicing compensation pursuant to Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trust pursuant to the terms of this Agreement.

(e)  Any out-of-pocket costs incurred by the Servicer pursuant to this Section 2.02 and Section 3.01(a), including any recording or other fees in connection with the Servicer’s obtaining the necessary powers of attorney (and which are specified herein to be an expense of the Seller), shall be reimbursed to the Servicer by the Seller within five (5) Business Days of receipt by the Seller of an invoice for reimbursement. The Trust shall not reimburse the Seller for any such reimbursement to the Servicer.

(f)  The Master Servicer and the Indenture Trustee shall have the right to examine the books, records and other information of the Servicer, with respect to or concerning this Agreement or the Revolving Credit Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance written notice to the Servicer.

ARTICLE III.

SERVICING OF THE REVOLVING CREDIT LOANS

Section 3.01  Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Revolving Credit Loans from and after the Closing Date or Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

The Seller, the Master Servicer and the Servicer additionally agree that the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

The Seller and the Servicer additionally agree as follows:

(a)  The Servicer shall (i) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Revolving Credit Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (ii) with the cooperation of the Indenture Trustee, take such actions as are necessary to cause the Trust to be clearly identified as the owner of each MERS Revolving Credit Loan and each MERS Eligible Revolving Credit Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS; (iii) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Revolving Credit Loans; (iv) record or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Revolving Credit Loans in the name of the Trust; (v) pay the recording costs pursuant to Section 2.02 hereof; and/or (vi) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by the Seller fees for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the Seller a reasonably detailed invoice for reimbursement of recording costs and fees it incurred hereunder.

(b)  If applicable, the Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Revolving Credit Loan of the transfer of the servicing thereto to the Servicer.

(c)  The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

(d)  The Servicer shall, in accordance with the customary and usual standards of practice of prudent mortgage servicers of fixed and adjustable rate open-end home equity mortgage loans, approve and make disbursements of principal in connection with Mortgagor drafts upon the Credit Line approved in connection with each Revolving Credit Loan. The Servicer shall provide to the Mortgagors all checks, drafts or other documentation necessary for such Mortgagors to obtain a Credit Line Advance. On each Remittance Date, with respect to each Credit Line Advance disbursed by the Servicer and reported to the Indenture Trustee and the Master Servicer, the Servicer shall be entitled to reimburse itself, from amounts on deposit in the Custodial Account, in an amount equal to (i) the principal amount of each unreimbursed Credit Line Advance disbursed by Servicer with respect to a Revolving Credit Loan and (ii) interest, at the Credit Advance Rate, on the principal amount of each such Credit Line Advance from the date such Credit Line Advance was disbursed by Servicer to but not including such date reimbursement is received by the Servicer. In the event that there are insufficient funds on deposit in the Custodial Account on any Remittance Date to reimburse the Servicer as provided in the preceding sentence (such shortfall, an “Advance Reimbursement Shortfall Amount”), the Servicer shall deliver to the Indenture Trustee and the Master Servicer a request for reimbursement of the amount of such Advance Reimbursement Shortfall Amount at least three Business Days prior to such Remittance Date. The Indenture Trustee on behalf of the Trust shall promptly reimburse the Servicer on such Remittance Date for such Advance Reimbursement Shortfall Amount.

(e)  The Servicer, at its discretion and in accordance with the customary and usual standards of practice of prudent mortgage servicers of fixed and adjustable rate open-end home equity mortgage loans, may perform any of the following actions in connection with a Revolving Credit Loan:

(i)  with the approval of the Indenture Trustee and Master Servicer, increase the amount of the related Credit Line;

(ii)  with the approval of the Indenture Trustee and Master Servicer, terminate a dormant Revolving Credit Loan, to the extent permitted under the related Mortgage Note;

(iii)  permit payments from the Mortgagor of interest only during the period when Credit Line Advances may be made; or

(iv)  with the approval of the Indenture Trustee, eliminate the ability of the Mortgagor to make future drafts upon the Credit Line, or reduce the Credit Line, to the extent permitted under the related Mortgage Note.

(f)  Notwithstanding anything to the contrary contained herein, the Servicer shall, in servicing the Revolving Credit Loans, follow and comply with the servicing guidelines established by Fannie Mae, and the Servicer may waive, modify or vary any term of any Revolving Credit Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in the best interests of the Qualified Insurer and the Certificateholders and is consistent with the terms of this Agreement; provided, however, that if the Mortgagor is in default with respect to the Revolving Credit Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer shall not permit any modification of any material term of any Revolving Credit Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Revolving Credit Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Revolving Credit Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (i) such month’s principal and one month’s interest at the Revolving Credit Loan Remittance Rate on the unpaid principal balance of such Revolving Credit Loan and (ii) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Revolving Credit Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Indenture Trustee and the Master Servicer shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee and Master Servicer, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Indenture Trustee’s written consent: (i) initiate any action suit or proceeding solely under the Indenture Trustee’s name without indicating the Servicer’s representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Indenture Trustee to be registered to do business in any state. Promptly after the execution of any assumption, modification, consolidation or extension of any Revolving Credit Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. [Notwithstanding anything to the contrary contained in this Servicing Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Revolving Credit Loan that would cause any REMIC created under the Indenture to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.] Notwithstanding anything to the contrary herein, the Servicer shall not, without specifically notifying the Indenture Trustee and Master Servicer in writing and obtaining the Indenture Trustee’s prior written consent:

(i)  make any future advances with respect to a Revolving Credit Loan in excess of the Credit Line with respect to such Revolving Credit Loan;

(ii)  make any Servicing Advance in excess of $[ ];

(iii)  permit any modification with respect to any Revolving Credit Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance or change the final maturity date on such Revolving Credit Loan;

(iv)  sell any Specially Serviced Revolving Credit Loan;

(v)  forgive any principal or interest on, or permitting to be satisfied at a discount, any Revolving Credit Loan; or

(vi)  accept substitute or additional collateral, or release any collateral, for a Revolving Credit Loan.

Notwithstanding anything to the contrary in this Agreement, the Servicer shall not (unless the Servicer determines, in its own discretion, that there exists a situation of extreme hardship to the Mortgagor), waive any premium or penalty in connection with a prepayment of principal of any Revolving Credit Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty.

In servicing and administering the Revolving Credit Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the Fannie Mae Guides, and the Master Servicer’s and Seller’s reliance on the Servicer.

Section 3.02  Collection of Revolving Credit Loan Payments.

Continuously from the Closing Date or Servicing Transfer Date, as applicable, until the date each Revolving Credit Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Revolving Credit Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Revolving Credit Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 3.03  Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Revolving Credit Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled as directed by the Master Servicer. The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit B. A copy of such certification shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Revolving Credit Loans.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Closing Date or Servicing Transfer Date, as applicable:

(i)  all payments on account of principal on the Revolving Credit Loans, including all Principal Prepayments;

(ii)  all payments on account of interest on the Revolving Credit Loans adjusted to the Revolving Credit Loan Remittance Rate;

(iii)  all Liquidation Proceeds;

(iv)  all Insurance Proceeds (other than amounts applied to the restoration or repair of the Mortgaged Property or immediately released to the Mortgagor in accordance with Accepted Servicing Practices);

(v)  all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

(vi)  with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor, up to a maximum amount per month of the Servicing Fee actually received for such month for the Revolving Credit Loans;

(vii)  all Monthly Advances made by the Servicer pursuant to Section 4.03;

(viii)  any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

(ix)  any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(x)  any Prepayment Penalty Amounts; and

(xi)  any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account.

Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

Section 3.04  Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)  to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii)  in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Revolving Credit Loan (including late collections of interest on such Revolving Credit Loan, or interest portions of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Revolving Credit Loan;

(iii)  to pay itself investment earnings on funds deposited in the Custodial Account;

(iv)  to clear and terminate the Custodial Account upon the termination of this Agreement;

(v)  to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

(vi)  to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

(vii)  to reimburse itself for the amount of any Credit Line Advances made by Servicer and not timely reimbursed by the Indenture Trustee on behalf of the Trust in accordance with Section 3.01(d) hereof;

(viii)  to reimburse itself to the extent of funds in the Custodial Account for Monthly Advances of the Servicer’s funds made pursuant to Section 4.03, the Servicer's right to reimburse itself pursuant to this subclause (ix) with respect to any Revolving Credit Loan being limited to amounts received on or in respect of the related Revolving Credit Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust, provided, however, that following the final liquidation of a Revolving Credit Loan, the Servicer may reimburse itself for previously unreimbursed Monthly Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Revolving Credit Loan from any funds in the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Trust. The Servicer may recover at any time from amounts on deposit in the Custodial Account the amount of any Monthly Advances that the Servicer deems nonrecoverable or that remain unreimbursed to the Servicer from related Liquidation Proceeds after the final liquidation of the Revolving Credit Loan;

(ix)  to reimburse itself for remaining unreimbursed Servicing Advances with respect to any defaulted Revolving Credit Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Trust from or on account of such Revolving Credit Loan have been recovered;

(x)  to reimburse itself for expenses incurred or reimbursable to the Servicer pursuant to Sections 3.12 and 6.03 to the extent not previously reimbursed under clause (ix) of this Section 3.04; and

(xi)  to withdraw funds deposited in error.

Section 3.05  Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Revolving Credit Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled as directed by the Master Servicer. Each Escrow Account shall be an Eligible Deposit Account established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit C. A copy of such certification shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Revolving Credit Loans.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)  all Escrow Payments collected on account of the Revolving Credit Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)  all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06  Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)  to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Revolving Credit Loan;

(iii)  for transfer to the Custodial Account and application to reduce the principal balance of the Revolving Credit Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(iv)  to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Revolving Credit Loan, but only from amounts received on the related Revolving Credit Loan which represent late collections of Escrow Payments;

(v)  for application to restoration or repair of the Mortgaged Property in accordance with the Fannie Mae Guides;

(vi)  to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to remove funds inadvertently placed in the Escrow Account by the Servicer; and

(viii)  to clear and terminate the Escrow Account on the termination of this Agreement.

Section 3.07  Reserved.

Section 3.08  Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance Policy. Such Fidelity Bond and Errors and Omissions Insurance shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a Fannie Mae or Freddie Mac seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer or Indenture Trustee a copy of each such bond and insurance policy if (i) the Master Servicer or Indenture Trustee so requests and (ii) the Servicer is not an affiliate of [______________] at the time of such request.

Section 3.09  Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

Section 3.10  Completion and Recordation of Assignments of Mortgage.

As soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Revolving Credit Loan is delivered pursuant to Section [___] of the Sale and Servicing Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable public recording office), the Servicer shall cause the endorsements on the Mortgage Note (if applicable), and the Assignments of Mortgage (subject to Section 3.01(a)) to be completed in the name of the Trust (or MERS, as applicable).

Section 3.11  Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably.

The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Indenture Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date; provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trust. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

Section 3.12  Payment of Taxes, Insurance and Other Charges.

With respect to each Revolving Credit Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills, shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments. With regard to any Revolving Credit Loans for which the Mortgagor is not required to escrow Escrow Payments with the Servicer, the Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they first became due and shall insure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgage is not left uninsured and shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien.

Section 3.13  Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Revolving Credit Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the greater of (i) the outstanding principal balance of the Revolving Credit Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Revolving Credit Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Revolving Credit Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall force place the required flood insurance on the Mortgagor’s behalf.

Section 3.14  Maintenance of Mortgage Blanket Insurance.

The Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Revolving Credit Loans. To the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.12 and otherwise complies with all other requirements of Section 3.12, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.12. Any amounts collected by the Servicer under any such policy relating to a Revolving Credit Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Sections 3.04 or 3.06. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.12, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor.

Section 3.15  Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Indenture Trustee or the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims greater than $10,000, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)  the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)  the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)  pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.16  Management of REO Property.

(a)  If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an “REO Property”), the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC and has notified the Master Servicer of such extension being granted by providing a copy of the application and the grant of such extension to the Master Servicer. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value as acceptable to the Master Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Indenture Trustee shall (i) sign any document prepared or delivered to it by the Servicer or (ii) take any other action, in the case of each of (i) and (ii) reasonably requested by the Servicer, which would enable the Servicer, on behalf of the Trust, to request such grant of extension.

(b)  Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

(c)  Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.

Section 3.17  Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

Section 3.18  MERS.

(a)  The Servicer shall use its Best Efforts to cause the Trust to be identified as the owner of each MERS Revolving Credit Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(b)  The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.

(c)  With respect to all MERS Revolving Credit Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership of such Revolving Credit Loans of which the Servicer has notice.

(d)  With respect to all MERS Revolving Credit Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section 3.15 or Section 9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with the Indenture Trustee, the Master Servicer and any successor servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

Section 3.19  Waiver of Prepayment Penalty Amounts.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Penalty Amount with respect to any Revolving Credit Loan. If the Servicer or its designee fails to collect a Prepayment Penalty Amount at the time of the related prepayment of any Revolving Credit Loan subject to such Prepayment Penalty Amount, the Servicer shall pay to the Trust at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Penalty Amount not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Penalty Amount under this Section 3.19 if the failure to collect such amount is the result of inaccurate or incomplete information in the Prepayment Penalty Amount Schedule provided by the Seller and which is included as part of the Revolving Credit Loan Schedule attached hereto as Exhibit A. The Prepayment Penalty Amounts listed on the Prepayment Penalty Amount Schedule attached hereto as Exhibit A are complete, true and accurate and may be relied on by the Servicer in its calculation of Prepayment Penalty Amounts. If the Prepayment Penalty Amount data set forth on Exhibit A is incorrect, then the Servicer shall have no liability for any loss resulting from calculation of Prepayment Penalty Amounts using the data provided. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Penalty Amount without paying to the Trust the amount of such Prepayment Penalty Amount only if such Prepayment Penalty Amount (i) relates to a defaulted Revolving Credit Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Revolving Credit Loan, and such waiver, in the reasonable judgment of the Servicer would maximize recovery of total proceeds from the Revolving Credit Loan, taking into account the amount of such Prepayment Charge and the related Revolving Credit Loan, or (ii) relates to a prepayment charge the collection of which, if collected, would be a violation of applicable laws.

Section 3.20  Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer and the Indenture Trustee information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer and the Indenture Trustee which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Seller to satisfy its obligations under the Guidelines.

Section 3.21  Realization Upon Specially Serviced Revolving Credit Loans.

Subject to Section 3.01(f), the Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Revolving Credit Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with prudent lending practices, be made for collection of delinquent payments pursuant to Section 3.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 3.01. The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 3.03) or from any other source relating to the Specially Serviced Revolving Credit Loan. The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings (including funds necessary to pay off the first lien, if any, on the related Mortgaged Property; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 3.03.

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

Section 4.01  Remittances.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (i) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (ii) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, minus (iii) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vi), and minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

[_______________]
[_______________]
[_______________]
[_______________]
[_______________]

Section 4.02  Statements to Master Servicer.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly default loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. The Servicer shall include in the monthly remittance advice information regarding each Employee Mortgage Loan. The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law or the terms of the Sale and Servicing Agreement.

Not later than the seventeenth day of each month, the Servicer shall furnish to the Master Servicer (a) a monthly payoff remittance advice regarding any Principal Prepayments in full applied to the related Revolving Credit Loan on or after the seventeenth day of the month preceding the month of such reporting date, but on or before the sixteenth day of the month of such reporting date, containing such information and in such format as is mutually acceptable to the Master Servicer and the Servicer, and in any event containing sufficient information to permit the Master Servicer to properly report Principal Prepayment in full information to the Indenture Trustee under the Sale and Servicing Agreement and (b) all such information required pursuant to clause (a) above in electronic format, on magnetic tape or other similar media reasonably acceptable to the Master Servicer.

In addition, no later than March 15 of each calendar year, commencing March 15, 20[__], the Servicer shall furnish to each Person who was an owner of the Revolving Credit Loans at any time during such calendar year as required by applicable law or if not required by applicable law, at the request of such owner as to the aggregate of remittances for the applicable portion of such year.

The Master Servicer may request that the Servicer provide, at the Master Servicer’s expense, an appraisal or a broker price opinion on any Revolving Credit Loan which is 90 days or more delinquent. The Servicer shall use its best efforts to deliver such appraisal or broker price opinion to the Master Servicer within 15 calendar days after such request.

Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

Beginning with calendar year 20[__], the Servicer shall provide the Master Servicer with such information concerning the Revolving Credit Loans as is necessary for the Master Servicer or the Indenture Trustee to prepare the Trust’s federal income tax return as the Master Servicer or the Indenture Trustee may reasonably request from time to time.

The Servicer shall promptly notify the Securities Administrator, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Securities Administrator, the Master Servicer and the Depositor) at any time an affiliate of any of the Sponsor, the Indenture Trustee, the Master Servicer, another Servicer, the Securities Administrator, any Originator contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB.

Section 4.03  Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to the aggregate of all Monthly Advances relating to Monthly Payments which were due on the Revolving Credit Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 3.01. The Servicer’s obligation to make such Monthly Advances as to any Revolving Credit Loan will continue through the last Monthly Payment due prior to the payment in full of the Revolving Credit Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Revolving Credit Loan unless the Servicer deems such Monthly Advances to be unrecoverable, as evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer.

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01  Servicing Compensation.

As consideration for servicing the Revolving Credit Loans subject to this Agreement, the Servicer shall retain (i) the relevant Servicing Fee for each Revolving Credit Loan remaining subject to this Agreement during any month and (ii) Ancillary Income. In addition, if at any time the Servicer is the Retained Interest Holder with respect to any Revolving Credit Loans, then the Servicer, as the Retained Interest Holder, shall retain an amount equal to the Retained Interest relating to such Revolving Credit Loans; provided, that (i) the Indenture Trustee and the Master Servicer shall have no obligation to make payment of the Retained Interest to the Servicer and (ii) the Servicer’s right to retain the Retained Interest is limited to (and the Retained Interest may only be retained from) the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.04 of this Agreement) of the Monthly Payments collected by the Servicer with respect to those Revolving Credit Loans for which payment is in fact made of the entire amount of the Monthly Payment. The Servicing Fee shall be payable monthly. The Servicing Fees shall be payable only at the time of and with respect to those Revolving Credit Loans for which payment is in fact made of the entire amount of the Monthly Payment or as otherwise provided in Section 3.04. The obligation of the Trust (if any) to pay the Servicing Fees is limited as provided in Section 3.04. The aggregate of the Servicing Fees payable to the Servicer for any month with respect to the Revolving Credit Loans shall be reduced by any Prepayment Interest Shortfall Amount with respect to such month. Any Prepayment Interest Excess Amount shall be retained by, or paid to, the Servicer as a part of the Servicing Fee.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02  Annual Audit Report.

On or before March 1st of each year, beginning with March 1, 20[__], the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Indenture Trustee, the Depositor and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a report to the effect that such firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 5.04 below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

Section 5.03  Annual Officer’s Certificate.

(a)  On or before March 1st of each year, beginning with March 1, 20[__], the Servicer, at its own expense, will deliver to the Seller, the Depositor, the Indenture Trustee and the Master Servicer (i) with respect to the period ending on the immediately preceding December 31, a Servicing Officer’s certificate stating, as to each signer thereof, that (1) a review of the activities of the Servicer during such preceding calendar year or portion thereof and of its performance under this Agreement has been made under such Servicing Officer’s supervision and (2) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such Servicing Officer’s and the nature and status thereof including the steps being taken by the Servicer to remedy such default and/or (ii) such other certificates as may be required under Item 1123 (§ 229.1123) of Regulation AB or other applicable law or regulation.

(b)  For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust, no later than March 1st of each year (or if not a Business Day, the immediately preceding Business Day), beginning with March 1, 20[__], or at any other time that the Master Servicer or the Depositor provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days’ written request of such parties, a Servicing Officer of the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer, the Indenture Trustee and the Depositor for the benefit of the Trust, the Master Servicer and the Depositor and their officers, directors and affiliates, in the form of Exhibit E hereto or as may be required by applicable law or regulation.

(c) The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.03 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.03 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 5.04  Compliance with Applicable Servicing Criteria.

On or before March 1 of each calendar year, the Servicer shall deliver to the Indenture Trustee, the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Servicer is performing any of the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)) that it is performing pursuant to its obligations under this Agreement, and that are backed by the same asset type backing such asset-backed securities. Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

Section 5.05  Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note; provided that, if in the Servicer's prudent business judgment, it determines that an assumption of the Revolving Credit Loan is in the best interests of the Trust, it shall deliver notice of such determination to the Master Servicer and may permit such assumption if approved by the Master Servicer. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, so long as the Master Servicer has not consented to an assumption in accordance with the preceding sentence, exercise its rights to accelerate the maturity of such Revolving Credit Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not be required to take such action if the Servicer, in its prudent business judgment, believes it is not in the best interests of the Trust and shall not exercise such rights if prohibited by law from doing so.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if the Master Servicer approves such assumption pursuant to the preceding paragraph, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the owner of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the owner of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note; provided that no such substitutions should be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Revolving Credit Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Master Servicer that any such assumption or substitution agreement has been contemplated by forwarding to the Master Servicer a copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates). The Servicer shall forward an original copy of such agreement to the Custodian to be held by the Custodian with the other documents related to such Revolving Credit Loan. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Revolving Credit Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the Mortgage Interest Rate, the stated maturity or the outstanding principal amount of such Revolving Credit Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any assumption fee collected by the Servicer for entering into an assumption agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, none of the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Revolving Credit Loan or the outstanding principal amount of the Revolving Credit Loan shall be changed.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES
AND AGREEMENTS

Section 6.01  Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Master Servicer and the Indenture Trustee as of the Closing Date:

(a)  Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [__] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Revolving Credit Loans, or impair the value of the Revolving Credit Loans;

(d)  Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f)  No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

(g)  Ability to Service. The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Revolving Credit Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac. The Servicer is a member in good standing of the MERS system;

(h)  No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(i)  No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

(j)  Fair Credit Reporting Act. The Servicer for each mortgage loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 6.02  Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller, the Trust and the Indenture Trustee. Upon discovery by either the Servicer, the Master Servicer or the Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Revolving Credit Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Seller, the Trust or the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Revolving Credit Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Indenture Trustee’s or the Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Revolving Credit Loans) to a successor Servicer. Such assignment shall be made in accordance with Sections 9.01 and 9.02.

In addition, the Servicer shall indemnify the Seller, Trust, the Indenture Trustee and the Master Servicer (and each of their respective directors, officers, employees and agents) and the Trust, and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Seller, the Master Servicer and the Trustee respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Seller or the Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Seller or the Master Servicer for compliance with this Agreement.

Section 6.03  Additional Indemnification by the Servicer; Third Party Claims.

The Servicer shall indemnify the Seller, the Depositor, the Trustee and the Master Servicer (and each of their respective directors, officers, employees and agents) and the Trust Fund, and hold them harmless against any and all Costs that any such indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Revolving Credit Loans in material compliance with the terms of this Agreement (including, but not limited to its obligation to provide any certification pursuant to Sections 5.03(b) and 5.04 hereunder) or for any inaccurate or misleading information provided in the certifications required pursuant to Sections 5.03(b) and 5.04 or (ii) the failure of the Servicer to cause any event to occur or not to occur which would have occurred or would not have occurred, as applicable, if the Servicer were applying Accepted Servicing Practices under this Agreement. The Servicer shall immediately notify the Seller, the Depositor, the Master Servicer, the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Revolving Credit Loans, assume (with the prior written consent of the indemnified party in the event of an indemnified claim) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any other party in respect of such claim and follow any written instructions received from such indemnifying party in connection with such claim. Subject to the Servicer’s indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Revolving Credit Loans in material compliance with the terms of this Agreement, the Trust Fund shall indemnify the Servicer and hold the Servicer harmless against any and all Costs that the Servicer may sustain in connection with any legal action relating to this Agreement, the Certificates or the origination or Servicing of the Revolving Credit Loans by any prior owner or servicer, other than any Costs incurred by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

Section 6.04  [Reserved].

Section 6.05  Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee and the Trust Fund (and each of their respective directors, officers, employees and agents) against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 6.06  Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any rules promulgated by the U.S. Securities and Exchange Commission (the “Commission”) and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”) and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the “Servicer Information”), provided, that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor in its sole discretion and its counsel to be necessary or advisable to comply with any SEC Rules.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, their respective officers and directors and each person, if any, who controls the Depositor or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

ARTICLE VII.

THE SERVICER

Section 7.01  Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Revolving Credit Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae or Freddie Mac approved servicer in good standing.

Section 7.02  Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Master Servicer or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Revolving Credit Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03  Limitation on Resignation and Assignment by the Servicer.

The Seller has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller (as owner of the servicing rights relating to the Revolving Credit Loans) and the Master Servicer, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller and the Master Servicer, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Master Servicer and the Trustee a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Notwithstanding the foregoing, the Servicer, without the consent of the Seller (as owner of the servicing rights relating to the Revolving Credit Loans), the Master Servicer or the Trustee, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Revolving Credit Loans pursuant to the terms and conditions of this Agreement.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 9.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Seller, the Trustee and the Master Servicer, then the Seller, the Trustee or the Master Servicer shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 7.04  [Subservicing Agreements and Successor Subservicer.

(a) The Servicer may enter into subservicing agreements for any servicing and administration of the Revolving Credit Loans with any institution which (i) is an approved Fannie Mae or Freddie Mac Seller/Servicer and (ii) which represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement. For this purpose, subservicing shall not be deemed to include outsourcing routine tasks to third parties including, but not limited to, taxes, insurance, property inspection, reconveyance, collection or brokering REO Property. The Servicer shall give prior written notice to the Master Servicer, the Depositor and the Trustee of the appointment of any subservicer or other subcontractor and shall furnish to the Master Servicer a copy of such subservicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Revolving Credit Loans immediately upon receipt by any subservicer of such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor servicer shall have the option to terminate such agreement without payment of any fees if the predecessor servicer is terminated or resigns.

(b) The Servicer may terminate any subservicing agreement to which it is a party in accordance with the terms and conditions of such subservicing agreement and either itself directly service the related Revolving Credit Loans or enter into a subservicing agreement with a successor subservicer or subcontractor that qualifies under Section 7.04(a).

(c) Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or other subcontractor or reference to actions taken through a subservicer or otherwise, (i) the Servicer shall remain obligated and primarily liable to the Trustee, the Master Servicer and the Certificateholders for the servicing and administering of the Revolving Credit Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Revolving Credit Loans and (ii) any subservicer or other subcontractor that performs any of the functions identified in Item 1122(d) of Regulation AB must agree in writing that, if the Master Servicer or the Depositor determines that such subcontractor was “participating in the servicing function” within the meaning of Item 1122, such subcontractor will comply with the provisions of Sections 5.02, 5.03 and 5.04 to the same extent as if such subservicer were the Servicer. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.]

ARTICLE VIII.

TERMINATION

Section 8.01  Termination for Cause.

This Agreement shall be terminable at the option of the Seller or the Master Servicer if any of the following events of default exist on the part of the Servicer:

(i)  any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

(ii)  failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

(iii)  failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located; or

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)  the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer;

(viii)  the Servicer attempts to assign the servicing of the Revolving Credit Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks including, but not limited to, taxes, insurance, property inspection, reconveyance, collection or brokering REO Property), in each case without complying fully with the provisions of Section 7.03; and

(ix)  [applicable trigger events].

In each and every such case, so long as an event of default shall not have been remedied, in addition to whatever rights the Seller or the Master Servicer may have at law or equity to damages, including injunctive relief and specific performance, the Seller or the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Revolving Credit Loans or otherwise, shall pass to and be vested in a successor Servicer appointed by the Seller and the Master Servicer. Upon written request from the Seller, the Servicer shall prepare, execute and deliver to the successor entity designated by the Seller any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Revolving Credit Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Seller and the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Revolving Credit Loans.

By a written notice, the Seller and the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.02  Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Revolving Credit Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Revolving Credit Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Servicer, the Seller (as owner of the servicing rights relating to the Revolving Credit Loans), the Trustee and the Master Servicer in writing or (iii) at the sole discretion of the Seller (acting in its capacity as owner of the servicing rights relating to the Revolving Credit Loans). Any such termination pursuant to clause (iii) above shall be with 30 days’ prior notice, in writing and delivered to the Trustee, the Master Servicer and the Servicer by registered mail to the addresses set forth in Section 9.03 of this Agreement (in the case of the Servicer) or in the Trust Agreement (in the case of the Trustee or the Master Servicer). The Servicer shall comply with the termination procedures set forth in Sections 7.03, 8.01 and 9.01 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to this Section 8.02. In connection with a termination by the Seller pursuant to clause (iii) of this Section 8.02, the Servicer shall be reimbursed for all unreimbursed out-of-pocket Servicing Advances, Monthly Advances and Servicing Fees and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing at the time of such transfer of servicing. Any invoices received by the Servicer after termination will be forwarded to the Seller or the successor servicer for payment within thirty (30) days of receipt from the Servicer.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01  Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Master Servicer shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii), the Seller (as owner of the servicing rights relating to the Revolving Credit Loans) shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and, to the extent required by the Trust Agreement, the Trustee and such successor, shall be a member in good standing of the MERS system (if any of the Revolving Credit Loans are MERS Eligible Revolving Credit Loans, unless such Revolving Credit Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee at the expense of the successor Servicer). Any approval of a successor servicer by the Master Servicer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Revolving Credit Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Revolving Credit Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer and the Seller under Section 6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer, shall be responsible for the lack of information and/or documents that are not transferred to it by the Servicer and that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Revolving Credit Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor Servicer is a member of MERS, unless none of the Revolving Credit Loans are MERS Revolving Credit Loans or MERS Eligible Revolving Credit Loans or any such Revolving Credit Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee) and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account (and any funds thereafter received by it with respect to the Revolving Credit Loans) and all Revolving Credit Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee, the Seller and Master Servicer of such appointment in accordance with the procedures set forth in Section 9.03.

Section 9.02  Costs.

[____________] shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by [____________]. Subject to Sections 2.02 and 3.01(a), the Depositor shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

Section 9.03  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i) if to the Seller:

[____________]
[____________]
[____________]
Attention: [_________]
Telephone No.: [____________]
Facsimile: [____________]

(ii) if to the Servicer:

[_______________]
[_______________]
[_______________]
Attention: [___________]
Telephone No.: [_______________]
Telecopier No.: [_______________]

(iii) if to the Master Servicer:

[_______________]
[_______________]
[_______________]
Attention: [___________]
Telephone No.: [_______________]
Telecopier No.: [_______________]

(iv) if to the Trustee:

[_______________]
[_______________]
[_______________]
Attention: [___________]
Telephone No.: [_______________]
Telecopier No.: [_______________]

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

Section 9.04  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Revolving Credit Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.05  No Personal Solicitation.

From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Revolving Credit Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Revolving Credit Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Revolving Credit Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to Servicer’s deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Revolving Credit Loan as a result of a violation of the requirements set forth in this Section 9.05, Servicer hereby agrees to pay to the Trust Fund an amount equal to the difference, if any, between the amount that the Trust Fund would have received if it had sold the Revolving Credit Loan to a third party, and the proceeds received by the Trust Fund as a result of such refinancing.

Section 9.06  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.07  Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.08  Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.09  Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Revolving Credit Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Revolving Credit Loans and all rights (other than the servicing rights) related thereto.

Section 9.10  Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the Trustee and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03.

Section 9.11  Assignment by the Seller.

The Seller shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights (but not the obligations, except as set forth in the Trust Agreement) of the Seller under this Agreement (and in performing hereunder, the Trustee shall have all of the rights, protections and immunities afforded to it under the Trust Agreement). All references to the Seller in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including the Trustee, except with respect to the Seller’s retained servicing rights pursuant to Section 8.02(iii).

The Seller shall have the right, upon notice to but without the consent of the Servicer or the Trustee, to assign, in whole or in part, its retained servicing rights. All references to the Seller in this Agreement, in its capacity as an owner of servicing rights, shall be deemed to include the assignee or designee and any subsequent assignee or designee, of the Seller’s rights arising pursuant to Section 8.02(iii).

Section 9.12  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 9.13  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.14  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean by reason of enumeration.

Section 9.15  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.16  Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Revolving Credit Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or it is otherwise in accordance with Accepted Servicing Practices.

Section 9.17  Amendment.

This Agreement may be amended from time to time by the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Revolving Credit Loans. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Certificateholders in the Revolving Credit Loans, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefore).

IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

[_______ _____],
as Seller

By:
Name: Title:

[_______ _____],
as Servicer

By:
Name: Title:

[_______ _____],
as Master Servicer

By:
Name: Title:

Acknowledged By:

[_________________],
as Trustee and not individually

By:
Name:
Title:

EXHIBIT A

REVOLVING CREDIT LOAN SCHEDULE

(including Prepayment Penalty Schedule)

A-1

EXHIBIT B

CUSTODIAL ACCOUNT CERTIFICATION

[_______] [__], 20[__]

[_______________] hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 3.03 of the Servicing Agreement dated [_______] [__], 20[__], by and between [____________], as seller, [_______________], in as servicer and [_______________], as master servicer, and acknowledged by [_______________], as trustee.

Title of Account: [_______________], in trust for the Master Servicer for [_______________], Home Equity Loan Mortgage Pass-Through Certificates, Series 20[__]-[__], and various Mortgagors.

Account Number: _______________

Address of office or branch of the firm at which Account is maintained:

[_______ _____],

By:
Name: Title:

B-1

EXHIBIT C

ESCROW ACCOUNT CERTIFICATION

[_______________] hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 3.05 of the Servicing Agreement dated [_______] [__], 20[__], by and between [____________], as seller, [_______________], in as servicer and [_______________], as master servicer, and acknowledged by [_______________], as trustee.

Title of Account: [_______________], in trust for the Master Servicer for [______________] Certificates, Series 20[__]-[__], and various Mortgagors.

Account Number: _______________

Address of office or branch of the firm at which Account is maintained:

[_______ _____],

By:
Name: Title:

C-1

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

D-1-1

EXHIBIT D-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

D-2-1

EXHIBIT E

[Date]

Thornburg Mortgage Securities Corporation
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: Deborah Burns

[______________]
[______________]
[______________]
Attention: [______________]

[______________]
[______________]
[______________]
Attention: [______________]

Reference is made to the Servicing Agreement dated as of [________] [__], 20[__] (the “Agreement”), by and among [______________], as seller (the “Seller”), [______________], as servicer (in such capacity, the “Servicer”), and [______________], as master servicer (in such capacity, the “Master Servicer”), and acknowledged by [______________], as trustee (the “Trustee”). I, [identify the certifying individual], a [title] of the Servicer, hereby certify to the Master Servicer, the Trustee and Thornburg Mortgage Securities Corporation (the “Depositor”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the information required to be delivered to the Master Servicer pursuant to Section 5.03 of the Agreement (the “Servicing Information”).

2. Based on my knowledge, the Servicing Information does not contain any untrue statement of a material fact information or omit to state a material fact necessary to make the Servicing Information, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

3. Based on my knowledge, the Servicing Information has been provided to the Master Servicer when and as required under the Agreement; and

E-1

4. I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants’ report required under the Agreement or in disclosure a copy of which is attached hereto, the Servicer has, as of the date of this certification, fulfilled its obligations under this Agreement.

[_______ _____],

By:
Name: Title:

E-2

EXHIBIT F

ASSIGNMENT AND ASSUMPTION AGREEMENT

F-1